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EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471




FOR IMMEDIATE RELEASE
CONTACT:DANIEL M. HEALY
EXECUTIVE VICE PRESIDENT
CHIEF FINANCIAL OFFICER
(631) 844-1258



NORTH FORK TO PRESENT AT UPCOMING FINANCIAL SERVICES CONFERENCE

MELVILLE, N.Y. - FEBRUARY 26, 2002 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at the Sandler O'Neill & Partners West Coast Financial Services Conference, Wednesday, FEBRUARY 27 at 9:30 A.M. (PST).

      Sandler O'Neill has established a Webcast and an Audio Conference dial in number for interested parties to view and/or listen to the presentation. The Live and Archived Webcast can be accessed via Sandler's website www.sandleroneill.com and click on CONFERENCE WEBCAST. The Audio Conference dial in number to listen to the presentation live is 888-924-4447.

      The presentation can also be viewed on North Fork's own website www.northforkbank.com and click on INVESTOR PRESENTATION.

                                     * * *

The presentation may contain certain forward-looking statements. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, worldwide political and social unrest including acts of war, changes in interest rates, deposit flows, loan demand and competition; changes in legislation or regulation; changes in accounting principles, policies or guidelines; and other economic, competitive, governmental, regulatory, and technological factors affecting NFB's operations, pricing, products and services. Investors are encouraged to read NFB's periodic reports filed with the Securities and Exchange Commission. Access these filings as well as other financial and business information regarding the company at www.northforkbank.com.


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